SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 3, 2021

Touchpoint Group Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4300 Biscayne Blvd, Suite 203, Miami, Florida 33137

(Address of Principal Executive Offices)

(305) 420 6640

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

 As previously reported, on March 16, 2021, Touchpoint Group Holdings, Inc. (the “Company”) entered into a Standby Equity Commitment Agreement (“SECA”) with MacRab LLC. In connection with its entry into the SECA, the Company also entered into a Registration Rights Agreement with MacRab LLC and issued to MacRab LLC a common stock purchase Warrant for the purchase of 2,272,727 shares of the Company’s common stock. The SECA, Registration Rights Agreement and Warrant were filed as exhibits to the Company’s Report on Form 8-K dated March 16, 2021.

In furtherance of its rights pursuant to the SECA, MacRab LLC has entered into an Agreement (“Registered Resale Agreement”) dated May 27, 2021, with Wilson-Davis & Co., Inc., a copy of which is annexed hereto as Exhibit 10.1. The Registered Resale Agreement obligates MacRab LLC to reimburse certain expenses to be incurred by Wilson-Davis in connection with the performance of its obligations under the Agreement and provides that MacRab LLC will pay to Wilson-Davis, upon each sale of Resale Shares, as defined in the Registered Resale Agreement, usual and customary ticket charges and related transaction fees plus a commission or mark-down in an amount equal to three and one-half percent (3.5%) of the gross proceeds from the sale of such Resale Shares in addition to all customary fees and charges typically imposed by Wilson-Davis.

On August 3, 2021, MacRab LLC requested that the Company file this Report to advise the public of its entry into the Registered Resale Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Registered Resale Agreement between MacRab LLC and Wilson-Davis & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2021

TOUCHPOINT GROUP HOLDINGS, INC.

By:	/s/Martin Ward
Name: Martin Ward
Title: Chief Financial Officer